Registration No. 333-___________

As filed with the Securities and Exchange Commission on February 21, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROMULUS CORP.

 (Exact name of registrant as specified in its charter)

7993

(Primary Standard Industrial

Classification Code Number)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	80-0922058 (IRS Employer Identification No.)

Romulus Corp.

Erbenova 15

Prague, Czech Republic 15000

Tel. +420228880393

Email: romuluscorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum
of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	per Share	Offering Price (2)	Registration Fee
Common Stock, $0.001 par value	8,000,000	$0.01	$80,000	$10.91

TOTAL	8,000,000	$-	$80,000	10.91

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ROMULUS CORP.

8,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Romulus Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Artem Rusakov, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. Mr. Rusakov will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part. We do not reserve the right to extend the offering beyond the 240-day period.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.001	$0.009
Total	$80,000	$8,000	$72,000

Romulus Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Our auditor has expressed substantial doubt as to our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. Sales of less than 4,000,000 shares will fail to generate sufficient proceeds to enable us to implement our business plan within the next 12 months. You should only purchase shares if you can afford a loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF ROMULUS CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2014

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	29
INDEMNIFICATION	30
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
INDEX TO THE FINANCIAL STATEMENTS	31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ROMULUS CORP.” REFERS TO ROMULUS CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ROMULUS CORP.

Corporate Background and Business Overview

Romulus Corp. was founded in the State of Nevada on April 16, 2013. We are a development stage company and intend to commence operations in the business of placing and operating coin operated boxing machines in Czech Republic. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion of our offering or ever generate any revenue.

Being a development stage company, we have a very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at Erbenova 15, Prague, Czech Republic 15000. Our phone number is +420228880393.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (April 16, 2013) through November 30, 2013, reports no revenues and a net loss of $6,512. Our independent registered public accounting firm has issued an audit opinion for Romulus Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Sales Contract with Guangzhou Amusement Electronics Co., Ltd (“GAEC”), on January 8, 2014 which provides for GAEC to supply the Company with arcade boxing machines to be delivered to Prague, Czech Republic. As of the date of this prospectus, Artem Rusakov, our sole officer and director, owns 100% of the Company’s common stock. He will continue to own after completion of the offering sufficient shares to control the operations of the company.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We do not anticipate earning revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	ROMULUS CORP.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.01
Nature of the Offering	The offering is a self-underwritten, best-efforts offering with no minimum subscription requirement.
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part. We do not reserve the right to extend the offering beyond the 240-day period.

Gross Proceeds	$80,000
Securities Issued and Outstanding:

There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Artem Rusakov.

If we are successful at selling all the shares in this offering, we will have 16,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 16, 2013 (Inception) to August 31, 2013 and unaudited financial statements for the period from April 16, 2013 (Inception) to November 30, 2013:

Financial Summary	August 31, 2013 ($) (Audited)
Cash and Deposits	8,094
Total Assets	8,094
Total Liabilities	306
Total Stockholder’s Equity	7,788

Statement of Operations	Accumulated From April 16, 2013 (Inception) to August 31, 2013 ($) (Audited)
Total Expenses	212
Net Loss for the Period	(212)
Net Loss per Share	-

Financial Summary	November 30, 2013 ($) (Unaudited)
Cash and Deposits	2,094
Total Assets	2,094
Total Liabilities	606
Total Stockholder’s Equity	1,488

Statement of Operations	Accumulated From April 16, 2013 (Inception) to November 30, 2013 ($) (Unaudited)
Total Expenses	6,512
Net Loss for the Period	(6,512)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

For the period April 16, 2013 (date of inception) through November 30, 2013 we had a net loss of $6,512. As of November 30, 2013, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $40,000 to continue as a going concern.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 16, 2013 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of our business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2013, we had cash in the amount of $2,094 and liabilities of $606. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.

We have incurred a net loss of $6,512 for the period from our inception on April 16, 2013 to November 30, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Artem Rusakov, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Rusakov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF VENUES FOR THE USE OF THEIR FACILITIES FOR OUR BOXING MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into revenue sharing arrangements with various public venues respecting the use of their facilities for placement of our boxing machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have no agreements with any facilities, concerning the use of their facilities.

IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO PLAY OUR BOXING MACHINES, OUR BUSINESS WILL FAIL.

Since our revenue comes from players paying to use our boxing machines, we need to attract enough players to justify the purchase and maintenance costs for each boxing machine. If we are unable to attract enough players, our business will fail.

OUR BUSINESS WILL SUFFER IF WE ARE UNSUCCESSFUL IN NEGOTIATING LEASE RENEWALS.

In the future, our business will be highly dependent upon the renewal of our lease contracts with property owners and management companies. If we are unable to secure long-term exclusive leases on favorable terms or at all, or if property owners or management companies choose to vacate properties as a result of economic downturns that will negatively impact our business.

IF WE ARE UNABLE TO REPAIR OUR BOXING MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an inoperational boxing machine will not generate revenue and could cause discontent from the venues owners and their patrons. As some of our machine parts are costly and rare, such parts, if broken, may need be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue and the subsequent loss of venue facilities.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ARTEM RUSAKOV, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. RUSAKOV, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. RUSAKOV.

Our principal operations and assets are located outside of the United States, and Artem Rusakov, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Rusakov in the United States, and it may be difficult to enforce any judgment rendered against Mr. Rusakov. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Rusakov, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Czech Republic may render that investor unable to enforce a judgment against the assets of Mr. Rusakov. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

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IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL.

The biggest threat to our success is competition due to low barriers of entry in coin operated vending market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar or same game, this could potentially result in less venue prospects for placement of our boxing machines and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

Also, there are many various sized amusement companies in the game amusement and entertainment business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique boxing game and prompt machine repair and support services. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE WE WILL GENERATE OUR REVENUE IN FOREIGN CURRENCY INSTEAD OF UNITED STATES DOLLARS, OUR BUSINESS WILL BE EFFECTED BY CURRENCY RATE FLUCTUATIONS.

Because we plan to generate revenue in Czech Republic in Czech Korunas, we will be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

If Artem Rusakov, our Chief Executive Officer and sole director, should resign or die, we will not have a Chief Executive Officer or a director. This could result in our operations suspending, and you could lose your investment.

We depend on the services of our Chief Executive Officer and sole director, Artem Rusakov, for the future success of our business. The loss of the services of Mr. Rusakov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer or a director. If that should occur, until we find another person to act as our Chief Executive Officer and director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Rusakov and we do not have a contract for his services.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Rusakov, our sole officer and director, currently owns 100% of common stock of our company, and he will own 50% of common stock if all the shares registered as part of this offering are sold. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Rusakov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Artem Rusakov, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Artem Rusakov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, THE OFFERING PROCEEDS COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, IN WHICH CASE INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT.

No minimum or maximum amount of shares are being in this offering.  Any funds that we raise from our offering of 8,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 8,000,000 shares of common stock in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

OUR PRESIDENT, MR. RUSAKOV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Rusakov does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on April 16, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $40,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Romulus Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Artem Rusakov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 IF WE CEASE TO BE AN EMERGING GROWTH COMPANY.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systeMr. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 8,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 16,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated. If we raise less than 50% of the offering proceeds, we will not be able to implement our plan of operations.

Gross proceeds	20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Purchase of boxing machines	$-	$17,500	$28,000	$42,000
Lease agreements deposits	$2,000	$1,500	$2,400	$3,600
Set up ant test boxing machines	$-	$1,000	$1,600	$2,400
Marketing and advertising	$-	$1,500	$9,000	$12,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$500	$1,000	$2,000

The above figures represent only estimated costs. If necessary, Artem Rusakov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Rusakov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Rusakov. Mr. Rusakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2013, the net tangible book value of our shares of common stock was $1,488 or approximately $0.0002 per share based upon 8,000,000 shares outstanding.

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If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,000,000 shares then outstanding will be $73,488 or approximately $0.0046 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0044 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0046 per share.

After completion of this offering, if 8,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.01 per share. Our existing stockholders will own 50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 14,000,000 shares then outstanding will be $53,488 or approximately $0.0038 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0036 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0038 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Our existing stockholders will own approximately 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 12,000,000 shares then outstanding will be $33,488 or approximately $0.0028 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0026 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0028 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.01 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 10,000,000 shares then outstanding will be $13,488 or approximately $0.0013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0011 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0013 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:
Price per share	$0.001
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0046
Increase to present stockholders in net tangible book value per share
after offering	$0.0044
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	16,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.01
Dilution per share	$0.0054
Capital contributions	$80,000
Number of shares after offering held by public investors	8,000,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.01
Dilution per share	$0.0062
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.01
Dilution per share	$0.0072
Capital contributions	$40,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	16.67%
Percentage of capital contributions by new investors	83.33%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.01
Dilution per share	$0.0087
Capital contributions	$20,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	28.57%
Percentage of capital contributions by new investors	71.43%
Percentage of ownership after offering	20%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our cash balance is $2,094 as of November 30, 2013. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Artem Rusakov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of November 30, 2013, Mr. Rusakov advanced us $306. Mr. Rusakov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Erbenova 15, Prague, Czech Republic 15000. Our phone number is +420228880393.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of placing and operating coin operated boxing machines. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into the Sales Contract on January 8, 2014 with Guangzhou Amusement Electronics Co., Ltd, a private company from People's Republic of China.

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $40,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Mr. Rusakov, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Mr. Rusakov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. We believe that when our machines are placed and potential customers start to use them which will be approximately in eight months after our offering is completed, we will earn first revenue. During first months after completion of this offering, we will locate potential leasing spaces and negotiate agreements with property owners and managers. According to our business plan, if we sell at least half of the shares in this offering we need to secure at least five placements. If we sell 75% or 100% of the shares in this offering we plan to secure 8 and 12 placements accordingly. It will take up to four months to conclude agreements with all property owners. It will take approximately two month to purchase and delivery machines and 1-2 months to set up and test them. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

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We intend to commence operations in the placing and operating of coin operated boxing machines in public venues with high traffic flow in Czech Republic. Our machines will be placed in venues such as bars, night clubs, gyms, amusement centers, movie theaters, pool halls, bowling centers and wherever fun and energetic crowds gather.  Our sole officer and director, Artem Rusakov, has started to locate potential properties and begun preliminary talks with some property managers. We need proceeds from this offering to conclude agreements as property managers and owners require some deposit upon conclusion. The deposit we may be required to provide to property owners for placement of our machines will be equal to the estimated one month rent which we expect will be $200-$400.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment other than our boxing machines. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to place our boxing machines in public venues with high traffic flow and start to earn revenue.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably place and operate our coin operated boxing machines. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to place and operate our boxing machines. Our plan of operations following the completion is as follows:

Search for public venues with high traffic flow.

Time Frame: 1st- 2nd months.

No Material costs.

Upon completion of the offering we plan to start searching for public venues with high traffic flow in Prague, Czech Republic where we can potentially place our boxing machines. Our sole officer and director, Artem Rusakov will handle these duties. We intend to contact and visit as many venues as possible to find the most suitable and potentially profitable premises for placing our machines. We will consider bars, night clubs, gyms, amusement centers, movie theaters, pool halls and bowling centers to place our boxing machines.

Negotiate and conclude agreements with property owners.

Time Frame: 2nd - 4th months.

Estimated Cost $1,500.

During this period, we intend to begin negotiation with property owners in view of securing a profit-sharing or leasing agreement for the use of their premises. We need proceeds from this offering to conclude agreements as property managers and owners require some deposit upon conclusion. The deposit we may be required to provide to property owners for placement of our machines will be equal to the estimated one month rent which we expect will be $200-$400.  Our goal during this stage is to enter into 5 leasing agreements with bars, pubs and nightclubs granting us permission to set up our boxing machines at their premises. Search for new potential venues for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we need to rotate less profitable machines to new places and we need new pleases for new machines. We cannot guarantee that we will be able to find successful placements for any boxing machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough players to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

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Purchase boxing machines.

Time Frame: 4th - 6th months.

Estimated Cost $17,500.

Depending on the amount placements that we manage to secure during first four months and if we sell at least half of the shares in this offering, we intend to purchase, deliver and place five boxing machines at various venues located in Prague, Czech Republic. If we sell 75% or 100% of the shares in this offering we intend to continue negotiation with property owners and conclude more leasing agreements and plan to purchase 8 and 12 boxing machines accordingly. The exact number of machines that will be purchased will depend on the success of our business and availability of leasing spaces and funds.

Set up and test boxing machines.

Time Frame: 6th - 8th months.

Estimated Cost $1,000.

Once we receive our boxing machines we will set them up and test at the venues. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $200 per each machine.

Commence marketing campaign.

Time Frame: 8th-12th months.

Estimated cost $1,500.

Initially, this marketing will be conducted by our sole officer and director, Artem Rusakov. In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. We will conduct tournaments at which we give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city tournaments to increase the popularity of our machines and draw additional players. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts. We will also design bright stickers and signs and place them at venues to draw attention of potential players. We intend to spend at least 1,500 for marketing campaign. If we sell 75% and 100% we will spend $9,000 and $12,000 for marketing campaign accordingly.

In summary, during 1st-8th month we should have entered into new lease agreements, purchased boxing machines and set up them. After this point we should be ready to start more significant operations and start generating revenues. During months 8-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Artem Rusakov, our president, will be devoting approximately twenty hours per week to our operations. We believe that it should be enough while we do not have significant. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Rusakov has agreed to commit more time as. Because Mr. Rusakov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance Lease agreements deposits Purchase of boxing machines Set up boxing machines Marketing and advertising Other expenses	$10,000 $2,000 - - - -	$10,000 $1,500 $17,500 $1,000 $1,500 $500	$10,000 $2,400 $28,000 $1,600 $9,000 $1,000	$10,000 $3,600 $42,000 $2,400 $12,000 $2,000
Total	$12,000	$32,000	$52,000	$72,000

If we sell 50% shares in this offering our cash reserves will be sufficient to meet our obligations for the next twelve-month period.  If we sell less than 50% shares in this offering, we will need to seek additional funding. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director. Artem Rusakov, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Mr. Rusakov has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on April 16, 2013 to November 30, 2013

During the period we incorporated the company and prepared a business plan. Our loss since inception is $6,512. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

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LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2013, the Company had $2,094 cash and our liabilities were $606, comprising $306 owed to Artem Rusakov, our sole officer and director and $300 legal fees. The available capital reserves of the Company are not sufficient for the Company to remain operational. The Company’s cash will be located in the US in our bank account, but some current assets will be located offshore.  Because some assets will be located outside of the United States, they will be outside of the jurisdiction of United States courts to administer if we become the subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Since inception, we have sold 8,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Artem Rusakov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Rusakov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations. However, we are not required to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002, pursuant to the JOBS Act, until we cease to be an emerging growth company.

Should the Company fail to sell less than 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

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DESCRIPTION OF BUSINESS

General

Romulus Corp. was incorporated in the State of Nevada on April 16, 2013 and established a fiscal year end of August 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the business of placing and operating boxing machines. We have recently started our operation. As of today, we have developed our business plan and executed a Sales Contract with Guangzhou Amusement Electronics Co., Ltd, dated January 8, 2014. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Erbenova 15, Prague, Czech Republic 15000. Our telephone number is +420228880393 .

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our sole officer and director.  We received our initial funding of $8,000 through the sale of common stock to Artem Rusakov, our sole officer and director, who purchased 8,000,000 shares at $0.001 per share. Our financial statements from inception on April 16, 2013 through November 30, 2013 report no revenues and a cumulative net loss of $6,512.  Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We intend to use the net proceeds from this offering to develop our business operations.  To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months.  After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Artem Rusakov, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan; and

3. Execution of the Sales Contract with Guangzhou Amusement Electronics Co., Ltd, a Chinese manufacturer of boxing machines, dated January 8, 2014.

Our business is placing and operating coin operated boxing machines in Czech Republic. Our machines are strength testing amusement machines and will be placed in public venues with high traffic flow such as bars, night clubs, gyms, amusement centers, movie theaters, pool halls, bowling centers and wherever fun and energetic crowds gather. We focus on strength testing amusement machines because they are classic games and usually do not lose their popularity as do machines with computer graphics. These are coin-operated machines that may also accept bills. They do not pay out money prizes. We will generate revenue from players who will use our machines to test strength and speed of their punch or who will participate in strength testing tournaments.

Our boxing machine requires a small area of the venue. Our challenge is to convince the owners or managers of the potential venue that our machines will become a profitable and positive addition to their establishment.  We plan to use prior positive feedback from venues where similar machines have been placed. However, there is no guarantee that the venue owners will agree to the placement of our boxing machines and we will ever generate revenues.

Our Boxing Machine

Our machine is a punching bag style boxing game with modern electronics. It measures the speed and strength of the player who hit to the sturdy boxer training pad giving a score from 1 to 999 which is displayed on a very large center electronic display. In addition, players will hear a few minutes of music, sounds and funny comments after each punch. In tournament mode, three to nine players can compete for three rounds, plus a practice round. Our boxing machine has coin and bill acceptors. After inserting coins or a bill, the punching pad releases from the upper position and a player needs to push a start button and punch the pad. One game consists of one punch to the pad. Our machine allows adjusting a cost of the game, although the normal per game charge is twenty korunas (approximately one dollar).

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Potential Players

A boxing machine features 2 play modes: one for MAN and one for LADY, therefore it’s suitable for both, men and women. After selecting the play mode, the punch pad will drop down and player needs to punch the pad as hard & fast as they can. The machine will measure the impact and speed from the hit and gives a score, encouraging replay. High scores are saved, increasing competitive atmosphere. A system program includes music and lights to attract more guests, especially on crowded venues. All guests in bars, night clubs, gyms, amusement centers, movie theaters, pool halls and bowling centers can be our potential players.

Industry overview

We see opportunity in the gaming and amusement machines industry in Czech Republic. Gaming and amusement machine industry is highly diverse in Europe, consisting of many different types and varieties of entertainment machines. Property owners generally contract the gaming and vending operators. The amusement business is very competitive due to low barriers to entry. Typically, any companies can purchase or lease amusements games and execute placement contracts with venues without significant amount of capital. The amusement game companies and providers are responsible for collections and any necessary maintenance of and repairs to their machines which are in operation. The owner of the properties collects their share of profits and is not responsible for the purchase of the machines, nor do they have to maintain them. Very few venues decide to purchase their own machines and perform all the maintenance functions themselves. Therefore, the vending business conducted at such venues is very competitive and consists of many amusement companies competing for machine placement.

To convince the owner or the manager of a prospective venue to place our boxing machines in their premises, we will typically offer them a percentage of profits that the machine generates. Another important selling point for our machines involves the added entertainment and popularity it may add to their venues in attracting additional customers. However, other amusement gaming companies can begin purchasing similar boxing machines and placing them in various entertainment venues. There is a good chance that our competitors may be able to occupy a significant number of the available venues and limit our participation in the market before we are able to establish our business.

Revenue

The Company's revenue will be from the money that patrons insert into our boxing machines in order to play the game. To play the amusement game, the customer must first deposit coins or bills into the machine. One game consists of one punch to the punching pad. Our machines allow this cost to be adjusted, although the normal per game charge is twenty korunas (approximately one dollar). Our duties will be to perform collection, maintenance and repair services to machines placed at the venues. There is no guarantee that the revenues generated by each placed boxing machines will justify the rental fee paid or any applicable fixed monthly rental fee costs incurred. If the revenues generated are less than the negotiated fee arrangement with the venue owner, we will have to pay the venue out of pocket and incur losses.

Marketing

Initially, marketing will be conducted by our sole officer and director, Artem Rusakov. In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. We will conduct tournaments at which we give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city tournaments to increase the popularity of our machines and draw additional players. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts. We will also design bright stickers and signs and place them at venues to draw attention of potential players. Another strategy used in our business is to feature new gaming machines at various trade shows where venue owners can view and test them prior to committing to the placement of such machines at their premises.

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Currently, we do not employ any marketing or promotion personnel. However, our director is familiar with a number of local bars, pubs and clubs located in Prague, Czech Republic. We intend to approach these local establishments with a view to place our boxing machine on a profit sharing basis. We may also undertake referral or finder’s fee agreements with individuals who will recommend us to a venue willing to place our machine on their premises for a minimum period of one month. The referral fee will be based on the gaming revenue potential of the venue and will typically range between two hundred and five hundred dollars per location. The referral fee will be paid at the end of the first month after the placement.

Competition

Entering into leasing agreements with property owners will be critical to our ability to grow our business. Failing to place our boxing machines, would materially adversely affect our operating results and financial condition. The biggest threat to our success is competition due to low barriers of entry in the coin operated machines market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar machines to ours, this could potentially result in less venue prospects for placement of our boxing machines and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

We have not yet entered the market and have no market penetration to date. Once we have entered the market, we will be one of many participants in the business of placing coin operated machines. Many established, yet well financed entities are currently active in the business.  Nearly all our competitors have significantly greater financial resources, experience, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in being able to commence such business and become a successful company in the vending industry. Therefore, we may not be able to establish itself within the industry at all.

Sales Contract

On January 8, 2014 we (“Buyer”) signed a Sales Contract with Guangzhou Amusement Electronics Co. (“Seller), Ltd, a private company from People's Republic of China. Guangzhou Amusement Electronics Co., Ltd specializes in distribution of arcade machines. The Company secured right to purchase 40 Boxing Machines for $3,500 each from the Seller and place them in Prague, Czech Republic. The agreement with Guangzhou Amusement Electronics Co., Ltd contains the following material terms:

1.

"Seller" sells and "Buyer" buys Boxing Machines, in quantity according to the Invoice which is made out on each order separately. The minimum quantity is 3 (three) Machines per each order. The Machines under the Contract will be delivered to Prague, Czech Republic at Seller’s expenses.

2.

Delivery of the Machines is carried out by separate batches, according to the Invoice. The Sellers undertakes to deliver the Machines to Prague, Czech Republic under the present contract not later than 30 days since the moment of reception of an advance payment

3.

The Buyer is obligated to take the Machines and pay in full within 3 (three) business days after informing of shipment.

4.

Currency of payment is US dollars. The advance payment for each order is 50 % and is transacted according to the Invoice. The rest of the payment (50%) is payable within 3 (three) business days after informing of shipment.

5.

The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

6.

In case of delivery of the poor-quality or damaged Machines the Seller within 45 days from shipping date undertakes to replace these machines. The transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

7.

The total sum of the Contract is 140,000 US dollars (TWO HUNDRED THOUSAND DOLLARS).

8.

The price is $3,500 (Four thousand) for each Boxing Machine. The Price for the Boxing Machine sold under the contract, is fixed and includes delivery to Prague, Czech Republic. Packing, marks, loading, import customs charges are included into the price.

9.

The Seller is responsible to cover expenses for insurance of the goods.

A copy of the Sale Contract is filed as Exhibit 10.1 to this registration statement.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Artem Rusakov.

Offices

Our business office is located at Erbenova 15, Prague, Czech Republic 15000.  This is the office provided by our President and Director, Artem Rusakov. Our phone number is +420228880393. We do not pay any rent to Mr. Rusakov and there is no agreement to pay any rent in the future. We anticipate being able to use this space for free until we generate revenue, attract more  customers, expand operations, and as a result need to expand our office. We believe that our current space is sufficient for our operations.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years,  none of the following  occurred  with respect to the President of the Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offenses);  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  his  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Artem Rusakov Erbenova 15, Prague, Czech Republic 15000	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Artem Rusakov has acted as our President, Treasurer, Secretary and sole Director since our incorporation on April 16, 2013. Mr. Rusakov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Rusakov was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Rusakov graduated from Czech Management Institute in 2012. From May 2012 to March 2013 he worked as a manager in Mark hotel. Since March 2013 Mr. Rusakov has been working as director assistant in Commerce Industrial Trust s.r.o. Mr. Rusakov intends to devote 20 hours a week of his time to planning and organizing activities of Romulus Corp. Once we expand operations, and are able to place more boxing machines, Mr. Rusakov has agreed to commit more time as required. Because Mr. Rusakov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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During the past ten years, Mr. Rusakov has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Rusakov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Rusakov’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Artem Rusakov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on April 16, 2013 until August 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Artem Rusakov, President, Secretary and Treasurer	April 16, 2013 to August 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Rusakov currently devotes approximately twenty hours per week to manage the affairs of the Company. he has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of August 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Artem Rusakov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Artem Rusakov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On July 19, 2013, we issued a total of 8,000,000 shares of restricted common stock to Artem Rusakov, our sole officer and director in consideration of $8,000. Further, Mr. Rusakov has advanced funds to us. As of November 30, 2013, Mr. Rusakov advanced us $306. Mr. Rusakov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Rusakov. Mr. Rusakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Rusakov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Rusakov or the repayment of the funds to Mr. Rusakov. The entire transaction was oral. Mr. Rusakov is providing us office space free of charge and we have a verbal agreement with Mr. Rusakov that, if necessary, he will loan the company funds to complete the registration process.

Mr. Rusakov intends to devote 20 hours a week of his time to planning and organizing activities of Romulus Corp. Once we expand operations and are able to find new premises with high traffic flow to place our boxing machines, Mr. Rusakov has agreed to commit more time as required. Because Mr. Rusakov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 21, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Artem Rusakov Erbenova 15, Prague, Czech Republic 15000	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of February 21, 2014, there were 8,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.01 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Artem Rusakov, our sole executive officer and director. He will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf. We intend to offer our securities pursuant to this registration statement to shareholders in Russia and Europe.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Romulus Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 21, 2014, there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Artem Rusakov owns 8,000,000.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Romulus Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Anton & Chia, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Anton & Chia, LLP has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Cane Clark LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Anton & Chia, LLP.

    Our financial statements from inception to August 31, 2013, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of Romulus Corp.

We have audited the accompanying balance sheet of Romulus Corp. (the “Company”) a development stage company as of August 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from April 16, 2013 (Inception) through August 31, 2013. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2013 and the results of its operations and its cash flows for the period from April 16, 2013 (Inception) through August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has had no revenues and has an accumulated deficit since inception.  These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans concerning these matters are also described Note 1 to the financial statements, which includes the raising of additional equity financing.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Anton & Chia, LLP
Newport Beach, California
February 21, 2014

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
AUGUST 31, 2013
ASSETS
Current Assets
Cash	$ 8,094
Total assets	$ 8,094
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 306
Total liabilities	$ 306

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	$ 8,000
Deficit accumulated during the development stage	(212)
Total stockholder’s equity	$ 7,788
Total liabilities and stockholder’s equity	$ 8,094

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the period from inception (April 16, 2013) to August 31, 2013
Expenses
General and administrative expenses	$ 212
Net loss from operations	(212)
Provision for income taxes	-
Net loss	$ (212)
Loss per common share – Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	2,510,949

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (APRIL 16, 2013) TO AUGUST 31, 2013
	Number of Common Shares	Amount	Deficit accumulated during development stage	Total
Common shares issued for cash at $0.001 on July 19, 2013	8,000,000	$8,000	$ -	$ 8,000
Net loss for the year			(212)	(212)
Balances as of August 31, 2013	8,000,000	$8,000	$ (212)	$ 7,788

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the period from Inception (April 16, 2013) to August 31, 2013
Operating Activities
Net loss	$ (212)
Net cash used in operating activities	(212)
Financing Activities
Proceeds from sale of common stock	8,000
Proceeds from loan from shareholder	306
Net cash provided by financing activities	8,306
Net increase in cash	8,094
Cash at beginning of the period	-
Cash at end of the period	$ 8,094
Supplemental cash flow information:
Interest paid	$ -
Income taxes paid	$ -

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

ROMULUS CORP. (the “Company”) was incorporated under the laws of the State of Nevada on April 16, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. The Company intends to commence operations in the business of placing and operating coin operated machines. Since inception through August 31, 2013 the Company has not generated any revenue and has accumulated losses of $212.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $212 as of August 31, 2013; and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted an August 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2013, the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

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Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended August 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of August 31, 2013 the Company has not issued any stock-based payments to its employees.  Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 19, 2013, the Company issued 8,000,000 shares of its common stock at $0.001 per share for total proceeds of $8,000. As of August 31, 2013, the Company has 8,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of August 31, 2013, the Company had net operating loss carry forwards of $212 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of August 31, 2013, the total loan amount to the shareholder was $306. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENT

On January 8, 2014, the Company signed a Sales Contract with Guangzhou Amusement Electronics Co., Ltd, (Seller), a private company from People's Republic of China. Guangzhou Amusement Electronics Co., Ltd specializes in the distribution of arcade machines. The Company secured the right to purchase 40 Boxing Machines for $140,000 from the Seller with the ability to place them in Prague, Czech Republic.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	NOVEMBER 30, 2013 (Unaudited)	AUGUST 31, 2013 (Audited)
ASSETS
Current Assets
Cash	$ 2,094	$ 8,094
Total assets	$ 2,094	$ 8,094
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 306	$ 306
Accounts payable	300	-
Total liabilities	$ 606	$ 306

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	$ 8,000	$ 8,000
Deficit accumulated during the development stage	(6,512)	(212)
Total stockholder’s equity	1,488	7,788
Total liabilities and stockholder’s equity	$ 2,094	$ 8,094

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended November 30, 2013	For the period from inception (April 16, 2013) to November 30, 2013
Expenses
General and administrative expenses	$ 6,300	$ 6,512
Net loss from operations	(6,300)	(6,512)
Net loss	$ (6,300)	$ (6,512)
Loss per common share – Basic and Diluted	$ (0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	8,000,000

The accompanying notes are an integral part of these unaudited financial statements.

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ROMULUS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (Unaudited)
	Three months ended November 30, 2013	For the period from inception (April 16, 2013) to November 30, 2013
Operating Activities
Net loss	$ (6,300)	$ (6,512)
Increase in accounts payable	300	300
Net cash used in operating activities	(6,000)	(6,212)
Financing Activities
Proceeds from sale of common stock	-	8,000
Proceeds from loan from shareholder	-	306
Net cash provided by financing activities	-	8,306
Net increase (decrease) in cash	(6,000)	2,094
Cash at beginning of the period	8,094	-
Cash at end of the period	$ 2,094	$ 2,094
Supplemental cash flow information:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements.

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ROMULUS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOVEMBER 30, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

ROMULUS CORP. (the “Company”) was incorporated under the laws of the State of Nevada on April 16, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. The Company intends to commence operations in the business of placing and operating coin operated machines. Since inception through November 30, 2013, the Company has not generated any revenue and has accumulated losses of $6,512.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $6,512 as of November 30, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted an August 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

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Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended November 30, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of November 30, 2013, the Company has not issued any stock-based payments to its employees.  Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 19, 2013, the Company issued 8,000,000 shares of its common stock at $0.001 per share for total proceeds of $8,000. As of November 30, 2013 and August 31, 2013, the Company has 8,000,000 shares issued and outstanding.

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NOTE 3 – INCOME TAXES

As of November 30, 2013, the Company had net operating loss carry forwards of $6,512 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of November 30, 2013 and August 31, 2013, total loan amount due to the shareholder was $306. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

On January 8, 2014, the Company signed a Sales Contract with Guangzhou Amusement Electronics Co., Ltd, (Seller), a private company from People's Republic of China. Guangzhou Amusement Electronics Co., Ltd specializes in the distribution of arcade machines. The Company secured the right to purchase 40 Boxing Machines for $140,000 from the Seller with the ability to place them in Prague, Czech Republic.

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PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

ROMULUS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.91
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.91

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Romulus Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Romulus Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Artem Rusakov Erbenova 15	July 19, 2013	8,000,000	$8,000.00
Prague, Czech Republic 15000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Cane Clark LLP
10.1	Sales Contract, dated January 8, 2014
23.1	Consent of Anton & Chia, LLP
23.2	Consent of Cane Clark LLP (contained in exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 117(b) (§230.117(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 117(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 117;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Prague, Czech Republic on February 21, 2014.

ROMULUS CORP.

By:	/s/	Artem Rusakov
	Name:	Artem Rusakov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Artem Rusakov
Artem Rusakov	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 21, 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Cane Clark LLP
10.1	Sales Contract, dated January 8, 2014
23.1	Consent of Anton & Chia, LLP
23.2	Consent of Cane Clark LLP (contained in exhibit 5.1)

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